Exhibit 99.1

DALLASNEWS CORPORATION TO JOIN HEARST

The Dallas Morning News’ 140-year legacy of exceptional, independent journalism strengthened by Hearst’s resources, scale and industry reputation

DALLAS, TX and NEW YORK July 10, 2025 (GLOBENEWSWIRE) — DallasNews Corporation (Nasdaq: DALN) (the “Company” or “DallasNews”), the holding company of The Dallas Morning News and Medium Giant, and Hearst, one of the nation’s leading information, services and media companies, today announced that the companies have signed a definitive agreement whereby DallasNews Corporation would be acquired by Hearst.

The announcement was made by Steven R. Swartz, president and chief executive officer of Hearst, and Grant Moise, chief executive officer of DallasNews Corporation and publisher of The Dallas Morning News.

DallasNews shareholders will receive $14.00 in cash for each share of common stock - a premium of 219% based on the closing price of DallasNews’ common stock of $4.39 per share on July 9, 2025. The transaction, which has been unanimously approved by the Boards of Directors of both companies, is expected to close during the third or early fourth quarter.

Upon closing, The Dallas Morning News will join Hearst Newspapers—the operating group responsible for Hearst’s newspapers, local digital marketing services businesses and directories—which publishes 28 dailies and 50 weeklies across the United States. Medium Giant, DallasNews’ integrated creative marketing agency, will complement Hearst Newspapers’ agency level services.

Jeff Johnson, president of Hearst Newspapers, stated, “Hearst Newspapers is committed to supporting The Dallas Morning News’ continued success through smart investments in their digital strategy, compelling journalism and expanded audience reach. This move aligns squarely with our strategy of backing trusted, high-impact local media brands in growth markets. We’re looking forward to working with the teams at The News and Medium Giant.”

Moise added, “For 140 years, The Dallas Morning News has earned enviable status as one of the most trusted and distinguished daily newspapers in the U.S. We’ve done so by focusing on the issues that matter most to our North Texas community and by embracing the kind of objective, accountable and skillful reporting at the heart of impactful journalism. The Hearst family of newspapers shares these values. Their resources, expertise and track record of supporting—and investing in—local independent journalism will ensure The Dallas Morning News thrives for decades to come.”

“We also believe our Medium Giant clients will benefit from access to, and collaboration with, Hearst Newspapers’ agency level services,” Moise continued. “The agencies will deliver best-in-class solutions, digital expertise and strategic acumen.”

Robert W. Decherd, DallasNews Corporation’s former board chairman, president and chief executive officer during a career spanning 50 years, and current owner of a majority of the voting power of DallasNews Corporation stock, said, “The News’ 140-year commitment to distinguished journalism has been extraordinarily important to the evolution of Dallas as one of America’s greatest cities. We have generations of News employees to thank for this. I’m confident that the path forward with Hearst Newspapers assures The News’ ability to continue informing and strengthening North Texas for many years to come.”

Upon closing of the transaction, DallasNews Corporation will become a private company and its shares will no longer trade on Nasdaq.

J.P. Morgan Securities LLC and Haynes Boone served as exclusive financial advisor and legal advisor, respectively, to DallasNews Corporation. Clifford Chance US LLP served as legal advisor to Hearst.

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant. The Dallas Morning News, a leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes. Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

About Hearst

Hearst is one of the nation’s leading global, diversified information, services and media companies. Hearst has been innovating for more than a century, leading with purpose, integrity and a culture of care, with a mission to inform audiences and improve lives. The company’s diverse portfolio includes global financial services leader Fitch Group; Hearst Health, a group of medical information and services businesses; Hearst Transportation, which includes CAMP Systems International, a major provider of software-as-a-service solutions for managing maintenance of jets and helicopters; ownership in cable television networks such as A&E, HISTORY, Lifetime and ESPN; 35 television stations; leading newspapers across the United States, including the Houston Chronicle, San Francisco Chronicle and Times Union (Albany); digital services businesses; and more than 200 magazine editions around the world.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among other things, the industry and markets in which the Company operates and the transactions described in this communication. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the Company and Hearst (the “Merger Agreement”); (ii) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (iii) the inability to complete the proposed merger transaction involving the Company and Hearst (the “Merger”) due to the failure to obtain the requisite approval of the Company’s shareholders or the failure to satisfy other conditions to completion of the Merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (v) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers or other commercial partners; (vi) the amount of the costs, fees, expenses and charges related to the Merger; and (vii) other risks described in the Company’s public disclosures and filings with the Securities and Exchange Commission (the “SEC”). All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this communication.

Additional Information and Where to Find It

This communication is being made in connection with the proposed merger transaction involving the Company and Hearst. In connection with the proposed transaction, the Company will file a proxy statement with the SEC. This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or with respect to the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to the Company’s shareholders. In addition, when available, the proxy statement and the documents incorporated therein by reference will be available free of charge at the SEC’s website, www.sec.gov. When available, the proxy statement and the documents incorporated therein by reference also may be obtained for free at the Company’s website, dallasnewscorporation.com, or by contacting the Company at (214) 977-8869.

Participants in the Solicitation

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is included in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 26, 2025, and will be included in the proxy statement relating to the proposed transaction, when it becomes available.

Contacts

For DallasNews Corporation: Media: Kekst CNC Jonathan Morgan James Hartwell jonathan.morgan@kekstcnc.com james.hartwell@kekstcnc.com	For DallasNews Corporation: Investors Katy Murray, President 214-977-8869 KMurray@dallasnews.com	For Hearst Paul Luthringer paul@hearst.com